                                                                    Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Registration Statement on Form S-4 of Premier Concepts, Inc. of our report dated March 3, 2000, accompanying the financial statements of Premier Concepts, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.


Hein + Associates llp

Denver, Colorado
April 20, 2000